EXHIBIT 10.15

JEFFERSON BANCORP, INC.

RESOLUTIONS AMENDING THE COMPANY'S 1983, 1985, 1987 AND DIRECTORS' STOCK OPTION PLANS, ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER
19, 1995

RESOLVED, that Section 4(k) of the Jefferson Bancorp 1983 Stock Option Plan, Section 4(k) of the Jefferson Bancorp 1985 Stock Option Plan and Section 4(k) of the Jefferson Bancorp 1987 Stock Option Plan be, and each of them hereby is, amended by adding the following as the concluding sentence of each such section:
"If such cancellation is effectively made during the period specified in Rule 16b-3(e)(3), promulgated by the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, the fair market value shall be the average of the closing prices of the Common Stock during said period reported in the automated quotation system (NASDAQ) operated by the National Association of Securities Dealers, Inc."; and be it further

RESOLVED, that Section 5(k) of the Jefferson Bancorp Directors' Stock Option Plan be, and it hereby is, amended by adding the following as the concluding sentence of such section: "If such surrender is effectively made during the period specified in Rule 16b-3(e)(3), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the fair market value shall be the average of the closing prices of the Common Stock during said period reported in the automated quotation system (NASDAQ) operated by the National Association of Securities Dealers, Inc."